     As filed with the Securities and Exchange Commission on August 5, 1997
                                                       Registration No. 33-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------


                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact Name of registrant as specified in its charter)

       California                                        95-1068610
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

                             114 East Fifth Street
                        Santa Ana, California 92701-4642
                    (Address of Principal executive office)

                                ---------------

          THE FIRST AMERICAN FINANCIAL CORPORATION 401(k) SAVINGS PLAN
                            (Full title of the plan)

                                ---------------

        Mark R Arnesen, Esq.                              (Copy to)
             Secretary                               Neil W. Rust, Esq.
The First American Financial Corporation                White & Case
      114 East Fifth Street                         633 West Fifth Street
   Santa Ana, California 92701                Los Angeles, California 90071
         (714) 558-3211                                 (213) 620-7700
   (Name, address and telephone
   number of agent for service)

                                ---------------

                        CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                                              Proposed
                                        Amount             Proposed           maximum
                                         to be              maximum          aggregate         Amount of
      Title of securities            registered(1)      offering price        offering       registration
      to be registered(1)                                per share(2)         price(2)          fee(2)
--------------------------------------------------------------------------------------------------------
Common stock, $1.00 par value      500,000 shares            $41.3125      $20,656,250         $6,259.47
========================================================================================================

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Act, based on the average of the high and low prices of the Common stock registered on the New York Stock Exchange as of August 4, 1997.
===============================================================================

   The Registrant hereby incorporates by reference herein the contents of its Registration Statement on Form S-8, Registration No. 33-86398, as amended by Post-Effective Amendment No. 1 thereto.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   Item 8.  Exhibits.

             4 Amendment No. 2 to The First American Financial Corporation 401(k) Savings Plan.

             5.1 Opinion of Mark R Arnesen, Esq., Corporate Counsel and Secretary, regarding legality.

             5.2  Internal Revenue Service determination letter.

             23.1 Consent of Price Waterhouse.

             23.2 Consent of Mark R Arnesen, Esq. (contained in Exhibit 5.1).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on July 30, 1997.

                            THE FIRST AMERICAN FINANCIAL CORPORATION



                            By:  /s/ Parker S. Kennedy
                                 --------------------------
                                 Parker S. Kennedy, President
                                 (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:  July 30, 1997                By: /s/ D. P. Kennedy
                                        ----------------------
                                        D.P. Kennedy, Chairman
                                        and Director


Date:  July 30, 1997                By: /s/ Parker S. Kennedy
                                        ----------------------------
                                        Parker S. Kennedy, President
                                        and Director


Date:  July 30, 1997                By: /s/ Thomas A. Klemens
                                        ----------------------------
                                        Thomas A. Klemens, Executive
                                        Vice President, Chief Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Date: July 30, 1997                By:  /s/ George L. Argyros*
                                        -------------------------------
                                        George L. Argyros, Director


Date: July 30, 1997                By:  /s/ J. David Chatham*
                                        -------------------------------
                                        J. David Chatham, Director


Date: July 30, 1997                By:  /s/ William G. Davis*
                                        -------------------------------
                                        William G. Davis, Director


Date: July 30, 1997                By:  /s/ James L. Doti*
                                        -------------------------------
                                        James L. Doti, Director


Date: July 30, 1997                By:  /s/ Lewis W. Douglas, Jr.*
                                        -------------------------------
                                        Lewis W. Douglas, Jr., Director


Date: July 30, 1997                By:  /s/ Paul B. Fay, Jr.*
                                        -------------------------------
                                        Paul B. Fay, Jr., Director


Date: July 30, 1997                By:  /s/ Robert B. McLain*
                                        -------------------------------
                                        Robert B. McLain, Director


Date: July 30, 1997                By:  /s/ Anthony R. Moiso*
                                        -------------------------------
                                        Anthony R. Moiso, Director


Date: July 30, 1997                By:  /s/ Rudolph J. Munzer*
                                        -------------------------------
                                        Rudolph J. Munzer, Director


Date: July 30, 1997                By:  /s/ Frank E. O'Bryan*
                                        -------------------------------
                                        Frank E. O'Bryan, Director


Date: July 30, 1997                By:  /s/ Roslyn B. Payne*
                                        -------------------------------
                                        Roslyn B. Payne, Director


Date: July 30, 1997                By:  /s/ Virginia Ueberroth*
                                        -------------------------------
                                        Virginia Ueberroth, Director


*By: /s/ Mark R Arnesen
     --------------------
     Mark R Arnesen
     Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of The First American Financial Corporation 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on July 30, 1997.


                            THE FIRST AMERICAN FINANCIAL CORPORATION
                            401(K) SAVINGS PLAN

                            By:  /s/ Mark R Arnesen
                                 -----------------------------------
                                 Mark R Arnesen
                                 (Member of the Administrative
                                 Committee of the above-named plan)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
------    -----------
   4      Amendment No. 2 to The First American Financial Corporation
          401(k) Savings Plan.

   5.1    Opinion of Mark R Arnesen, Esq., Corporate Counsel and
          Secretary, regarding legality.

   5.2    Internal Revenue Service determination letter.

   23.1   Consent of Price Waterhouse.

   23.2   Consent of Mark R Arnesen, Esq. (Contained in Exhibit 5.1).

